Exhibit 99.B(h)(2)

SCHEDULE D

TO THE

ADMINISTRATION AND TRANSFER AGENCY AGREEMENT

BETWEEN

ADVISER MANAGED TRUST

AND

SEI INVESTMENTS GLOBAL FUNDS SERVICES

DATED AS OF DECEMBER 10, 2010

AS AMENDED JANUARY 1, 2017, SEPTEMBER 25, 2020 AND MARCH 25, 2022

Portfolios:	This Agreement shall apply with respect to all portfolios of the Trust, either now existing or in the future created. The following is a listing of the current portfolios of the Trust (each, a “Fund” and collectively, the “Funds”):

Tactical Offensive Equity Fund Tactical Offensive Core Fixed Income Fund Diversified Equity Fund Core Fixed Income Fund Enhanced Fixed Income Fund

Fees:	Pursuant to Article 6, the Trust shall pay the Administrator the following fees, at the annual rate set forth below calculated based upon the average daily net assets of each Fund:

Tactical Offensive Equity Fund:
0.20% on the first 2.5 billion of Assets;
0.1650% on the next $500 million of Assets;
0.120% on Assets over $3 billion.

Tactical Offensive Core Fixed Income Fund:
0.20% on the first 1.5 billion of Assets;
0.1775% on the next $500 million of Assets;
0.1550% on the next $500 million of Assets;
0.1325% on the next $500 million of Assets;
0.110% on Assets over $3 billion.

Diversified Equity Fund:
0.20% on the first 2.5 billion of Assets;
0.1650% on the next $500 million of Assets;
0.120% on Assets over $3 billion.

Core Fixed Income Fund:
0.20% on the first 1.5 billion of Assets;
0.1775% on the next $500 million of Assets;
0.1550% on the next $500 million of Assets;
0.1325% on the next $500 million of Assets;
0.110% on Assets over $3 billion.

Enhanced Fixed Income Fund:
0.20% on the first 1.5 billion of Assets;
0.1775% on the next $500 million of Assets;
0.1550% on the next $500 million of Assets;
0.1325% on the next $500 million of Assets;
0.110% on Assets over $3 billion.

Adviser Managed Trust		SEI Investments Global Funds Services

By:	/s/ Stephen MacRae	By:	/s/ James J. Cipriano

Name:	Stephen MacRae	Name:	James J. Cipriano

Position:	Vice President	Position:	Senior Vice President

[END OF SCHEDULE D]